EXHIBIT 10.21


                                    SUBLEASE


     THIS SUBLEASE ("Sublease") is entered into as of this 30th day of December, 2004, by and between TMNG STRATEGY, INC. F/K/A CSMG ACQUISITION SUB, INC., a Delaware corporation, successor in interest by assignment from Cambridge Strategic Management Group, Inc, with an address of One Boston Place, Boston, MA 02108 ("Sublessor"), and BEST DOCTORS, Inc. a Massachusetts corporation, with an address of Summer Exchange Building, 101 Arch Street, Suite 500, Boston, MA 02110 ("Sublessee").

                                    RECITALS

     WHEREAS, Sublessor is the current lessee under an Amended and Restated Office Lease Agreement between BRE/One Boston, L.L.C. ("Landlord") and Cambridge Strategic Management Group, Inc. dated March 6, 2002, as amended by Amendment to Lease dated June 30, 2002 between Landlord and CSMG Strategy, Inc., attached hereto and incorporated herein by reference as EXHIBIT A (the "Master Lease") for the lease of approximately 21,710 rentable square feet (the "Leased Premises") consisting of portions of the thirty-first (31st) and thirty-second
(32nd) floors of the building known as One Boston Place (the "Building") located at One Boston Place, Boston, Massachusetts 02108.

     WHEREAS, Sublessee wishes to sublet from Sublessor and Sublessor wishes to sublet to Sublessee certain space on the thirty-second (32nd) floor of the Building containing approximately 11,366 rentable square feet ("Premises").

     NOW, THEREFORE, the parties hereby agree as follows:

     1. TERM. Subject to the terms, covenants and conditions set forth in the Master Lease, Sublessor hereby sublets the Premises, as more fully described on EXHIBIT B attached hereto and incorporated herein, to Sublessee for a term beginning February 1, 2005 ("Commencement Date"), and terminating on January 31, 2011 (the "Termination Date") (hereinafter, the "Term"); provided, however, notwithstanding anything contained herein to the contrary, the Term shall not extend beyond the original term of the Master Lease and except as otherwise provided herein, all terms and provisions of the Master Lease shall be incorporated herein and shall be part of this Sublease.

     2. SIGNAGE. At its sole cost and expense, Sublessor shall cause the Landlord to provide Building standard signage in the lobby and floor directories of the Building.

     3. RENT. Commencing on the Commencement Date and on the first day of each month thereafter during the Term, Sublessee shall pay to Sublessor rent in the amount of $284,150.00 ($25.00 per rentable square foot) annually payable without setoff or demand in monthly payments of $ 23,679.17 due on the first day of the month for which rent is applicable. Rent checks shall be made payable to Sublessor and delivered to the Sublessor's address set forth on the first page of this Sublease, or at such address as shall be designated by Sublessor or its designee. Additionally, Sublessee is responsible for all phone charges, purchase or lease of equipment, and all other costs and expenses incurred by Sublessee in its use of the Premises, except as otherwise set forth in this Sublease. Sublessee shall also be responsible for Sublessee's pro rata share of the amount by which the Operating Expenses (as that term is defined in the Master Lease) relating to the Premises exceed

Operating Expenses for the Operating Expense Base Year of calendar year 2005; provided, however, notwithstanding the above, Sublessee shall also pay Sublessee's pro rata share of electricity costs and HVAC distribution which Sublessor must pay Landlord pursuant to the provisions of the Master Lease. Sublessee shall also be responsible for it's pro rata share of any increase in Taxes over the fiscal year 2005. Subject to the provisions of paragraph 16 of this Sublease, the parties hereto agree that all charges billed by the Landlord to Sublessor shall be accurate and binding upon Sublessee unless otherwise disputed by Sublessor.

     4. MASTER LEASE. Subject to all the terms, covenants and conditions set forth in this Sublease including the Sublessor's obligation to reimburse Landlord for Operating Expenses, Sublessee agrees to, assumes and shall perform and observe all the terms and conditions to be performed on the part of Sublessor (as Tenant) with respect to the Premises pursuant to the Master Lease, which arise and accrue during the Sublease Term. During the Term of this Sublease, Sublessee agrees not to do or omit to do (where Sublessee has a legal duty to act) anything which would cause Sublessor to be in breach of the Master Lease, as incorporated herein. Sublessee acknowledges that it has received a complete and correct copy of the Master Lease and further acknowledges that its duly authorized agent has read and has full knowledge of all of the terms, covenants, conditions, rules and regulations, if any, of the Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease, and the terms and conditions of the Master Lease shall be considered incorporated into this Sublease, as set forth in this Section, and in the event there is any conflict between the terms of this Sublease and the Master Lease with respect to obligations owed by Sublessor or Sublessee to Landlord or to the Landlord's rights, (except with respect to Base Rent, Rent, Operating Expense Base Year, Tax Base Year, pro rata share, Commencement Date, Term, and Security Deposit - in which case the terms of the Sublease shall control) the terms of the Master Lease shall govern. Wherever in the Master Lease the word "Tenant" is used, it shall mean the "Sublessee" herein, and wherever in the Master Lease the word "Landlord" is used, it shall mean the "Sublessor" herein, and wherever the word "Premises" is used, it shall mean the Premises subleased hereunder. The following provisions of the Master Lease shall not be incorporated into this
Sublease:  the last sentence of Article 17;  Article 32;  Article 34 and Article
39.

     Anything contained in this Sublease to the contrary notwithstanding, the existence of this Sublease is dependent and conditioned upon the existence of the Master Lease, and in the event of the cancellation or termination of the Master Lease for any reason, this Sublease shall thereupon be terminated without the need for further action and (except for any cancellation or termination caused by a default of Sublessor, as Tenant under the Master Lease or as Sublessor under this Sublease, or any cancellation or termination voluntarily entered into by Sublessor) without liability to Sublessor. If Sublessee is not in default under the terms and conditions hereof, any such termination shall be without liability between Sublessor and Sublessee, except for such liability theretofore accruing or as otherwise provided herein; however, if Sublessee is in default, the provisions hereof including those of default shall control as to Sublessee's liability. Sublessor hereby covenants that (a) it shall not agree to any termination, cancellation, or other modification or amendment of the Master Lease that might adversely affect the rights of Sublessee under this Sublease,
(b) that Sublessor shall promptly perform all of its obligations under the Master Lease which are not otherwise to be performed by Sublessee under this Sublease and (c) that it shall promptly forward to Sublessee copies of all default notices and operating expense and tax statements received from Landlord.

     Notwithstanding the foregoing or anything else in this Sublease to the contrary, Sublessee shall have no obligation to (i) cure any default of Sublessor under the Master Lease; (ii) perform any obligation of Sublessor under the Master Lease that arose prior to the Commencement Date; (iii) repair any damage to the Premises caused by Sublessor; (iv) indemnify Sublessor or Landlord with respect to any act, omission, negligence or willful misconduct of Sublessor, or its agents, employees or contractors; (v) remove any Alteration Work or Lines installed in the Premises prior to the Commencement Date of the Sublease; (vi) pay for any overtime utilities for which Sublessor is liable under the Master Lease unless such utilities have been requested by Sublessee; and (vii) bring the Premises into compliance with any laws with which the same do not comply as of the Commencement Date except if caused by Sublessee's particular use.

     5. SUBLEASE AND ASSIGNMENT. Except for those transactions permitted under the Master Lease, Sublessee shall not, either voluntarily, or by operation of law, sell, hypothecate, assign or transfer this Sublease, or sublet the Premises or any part thereof, or permit the Premises or any part thereof to be occupied by anyone other than Sublessee or Sublessee's employees without the prior written consent of Sublessor in each instance, which consent shall not be unreasonably withheld, conditioned or delayed for more than 10 days. In the event Sublessee sublets or assigns any part of the Premises as set forth above and receives rent in excess of $25.00 per rentable square foot ("Excess Rent"), then any Excess Rent shall be immediately paid to Sublessor upon receipt by Sublessee. Sublessor shall be notified in writing by Sublessee of any sale, assignment, mortgage transfer, or subletting or other transfer of this Sublease, whether or not Sublessor's consent is required. Any sale, assignment, mortgage transfer, or subletting or other transfer of this Sublease which is not in compliance with the provisions of this paragraph 5 shall be null and void and shall, at the option of Sublessor, terminate this Sublease. The consent by Sublessor to any sale, assignment, mortgage transfer, or subletting or other transfer: (i) shall not be construed as relieving Sublessee from obtaining the express written consent of Sublessor to any further assignment or subletting; and (ii) shall not release Sublessee from any liability or obligation hereunder whether or not then accrued.

     6. NOTICES. Any notice required or permitted to be given under this Sublease shall be given in person (with written acknowledgement of receipt), by special courier, by nationally recognized overnight delivery service that provides tracking, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         SUBLESSOR:        TMNG Strategy, Inc. f/k/a CSMG Acquisition Sub, Inc.
                                   7300 College Boulevard - Suite 302
                                   Overland Park, KS  66210
                                   Attn:    Chief Financial Officer

         SUBLESSEE:        Best Doctors, Inc.

                           Before the Commencement Date:
                                   Summer Exchange Building
                                   101 Arch Street, Suite 500
                                   Boston, Massachusetts 02110
                                   Attn:       Mr. Evan Falchuk

                           After the Commencement Date:
                                   At the Premises
                                   Attn:  Mr. Evan Falchuk

                           With Copies to:
                                   Torpy & Garner, LLC
                                   One Washington Mall, 15th Floor
                                   Boston, MA 02108

Each of Sublessor and Sublessee shall have the right to change the address set forth herein for notice purposes upon written notice to the other party. Notices given under the Master Lease shall be given in accordance therewith but to the addresses set forth above.

     7. DEFAULT. In the event that Sublessee shall default in any of its obligations under this Sublease (including its obligations under the Master Lease) as incorporate herein), after notice and the expiration of applicable cure periods, where applicable, Sublessor shall be entitled to exercise all remedies available to Landlord under the Master Lease, and all remedies available under applicable law.

     8. BINDING EFFECT. This Sublease shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns.

     9. APPLICABLE LAW. The laws of the Commonwealth of Massachusetts shall be employed in and govern the interpretation of all covenants, terms and conditions of this Sublease.

     10. NO PARTNERSHIP RELATIONSHIP. Notwithstanding anything to the contrary, Sublessor shall not be construed or held to be a partner or associate of Sublessee in the conduct of its business, it being expressly understood and agreed that the relationship between the parties hereto is and at all times shall remain that of Sublessor and Sublessee.

     11. ACCEPTANCE OF PREMISES. Sublessee acknowledges and agrees that the Premises are being sublet herein in their current "AS IS" condition and by entering on or taking possession of the Premises, Sublessee shall be deemed to acknowledge that the Premises are in good and satisfactory condition; provided, however, the Premises shall be delivered to Sublessee with interior stairwell being enclosed in a manner that makes the space above it usable, and in a good, workmanlike manner, in compliance with all laws (the "Stairwell Construction"). Upon the execution of this Sublease, Sublessor shall commence and diligently pursue until completion, the Stairwell Construction.

     12. RIGHT OF ACCESS. Sublessor and its agents shall have free access to the Premises during all reasonable business hours for the purpose of examining the same to ascertain if they are in good repair and to permit the Landlord under the Master Lease to make reasonable repairs, to the extent permitted under the Master Lease. Sublessor shall notify Sublessee at least twenty-four (24) hours in advance. , except in the event of an emergency, where no notice shall be required. Any entry made hereunder shall include the use of diligent efforts by the entering party not to interfere with the use and enjoyment of the Premises by Sublessee nor to interfere with Sublessee's business operations. Sublessor shall have the right to exhibit same to prospective subtenants upon reasonable notice to Sublessee during the last 6 months of the Term or any extensions of this Sublease. Sublessee shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, subject, however, to any rights of Landlord specifically reserved in the Master Lease and to the rules and regulations of the Landlord.

     13. END OF TERM. At the expiration or earlier termination of this Sublease, or any renewal term, Sublessee shall surrender the Premises to Sublessor in as good condition and repair as reasonable use thereof will permit, reasonable wear and tear, damage by fire or other casualty, taking by eminent domain excepted, and will leave the Premises broom clean. Sublessee shall have the right, prior to said expiration or promptly following a termination, to remove any equipment, furniture, trade fixtures or other personal property in the Premises owned by Sublessee, provided that Sublessee promptly repairs any damage to the Premises caused by such removal. In the event of holding over by Sublessee after the expiration or termination of this Sublease, Sublessee shall pay rent at twice the amount of the then current rate on a monthly basis. Any holding over with consent of Sublessor in writing shall thereafter constitute a Sublease for month-to-month.

     14. HEADINGS. The paragraph captions contained in this Sublease are for the convenience of the parties only and shall not be considered in the construction or interpretation of any provision hereof.

     15. ENTIRE AGREEMENT. This Sublease contains the entire agreement between the parties and supersedes any and all other prior oral and written agreements between the parties regarding the subject matter contained herein and may not be changed or terminated orally but only by an agreement in writing and signed by all parties.

     16. INDEMNIFICATION AND RELEASE. Each party hereto shall and hereby does indemnify and hold the other harmless from and against any and all losses, damages, liabilities or costs (including reasonable attorneys' fees) resulting or arising from: (a) the other party's use of the Premises or the conduct of the other party hereto's business or profession in the Premises and/or Building; (b) any activity, work, or thing done, permitted or suffered by each party hereto in or about the Premises and/or Building; (c) any breach or default beyond applicable notice and cure periods in the performance of any obligation on each party hereto's part to be performed under the terms of this Sublease and/or the Master Lease; or (d) any negligent acts or omissions of each party hereto, or of each party hereto's agent or employees.

     Neither Sublessor nor its agents shall be liable for any loss or damage to property of Sublessee, its employees, invitees or licensees which loss or damage occurs within the Building or the Premises, whether by theft, casualty or otherwise, nor for any injury or damage to property resulting from Sublessor's acts or omissions, or any fire, explosion, falling plaster, steam, gas, electricity, water or rain which may leak from any part of the Building or from the pipes, appliances or plumbing works therein or from the roof, street or subsurface, or from any other place or resulting from dampness or any other cause whatsoever, unless caused by or due to the negligence or willful misconduct of Sublessor, its agents, servants or employees. Neither Sublessor nor its agents shall be liable for any latent defect in the Premises or in the Building. Sublessee shall send prompt notice to Sublessor and Landlord in case of fire or accidents in the Premises or of defects in the fixtures or equipment in the Premises that Sublessor or Landlord is required to maintain. Sublessee hereby acknowledges that Sublessor shall not be liable for any interruption of Sublessee's business for any cause whatsoever unless due to willful misconduct or negligence of Sublessor, or any of its agents, servants or employees.

     Sublessor shall have no duty to perform any obligations of the Landlord under the Master Lease and shall under no circumstances be responsible for or liable to Sublessee for any default, failure or delay on the part of Landlord in the performance of any obligations under the Master Lease, subject to Sublessor's obligations under this paragraph. No such default of Landlord shall affect this Sublease or waive or defer the performance of any of Sublessee's obligations hereunder (except as otherwise permitted under the Master Lease or by law); provided, however, that in the event of such default or failure, Sublessor agrees, upon notice from Sublessee, and at Sublessee's expense, to make demand upon Landlord to perform its obligations under the Master Lease.

     In the event that following such demand by Sublessor, Landlord shall continue to fail or refuse to comply with any of the respective provisions of the Master Lease or shall have breached any representation or warranty made by it under the Master Lease applicable to the Premises, Sublessee shall have the right to exercise in the name of Sublessor all of the rights to enforce compliance on the part of Landlord or to obtain remedies against Landlord for breach of any representation or warranty made by Landlord under the Master
Lease, all as are available to the Sublessor with respect to the Leased Premises. Sublessor shall reasonably cooperate with and execute, all at Sublessee's expense (except to the extent that Landlord's non-compliance is due to the acts of Sublessor), all instruments and supply information reasonably requested by Sublessee in order to enforce such compliance.

     17. FACSIMILE SIGNATURES. The parties hereto hereby agree that, for purposes of execution of this Sublease, facsimile signature shall constitute original signatures.

     18. COUNTERPARTS. This Sublease may be executed in two or more counterparts and by the different parties hereto on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument.

     19. BROKERAGE. Sublessee and Sublessor warrant and represent that it has dealt only with Cushman & Wakeman and CB Richard Ellis/Whittier Partners ("Brokers") in regard to this Sublease and that no lease commission is due to any other broker or consultant employed and/or engaged by the Sublessee or Sublessor. Sublessor shall be responsible for paying any and all lease commissions owed to the Brokers.

     20. SUBLESSOR'S REPRESENTATIONS AND WARRANTIES. Sublessor represents and warrants that (i) the Master Lease is presently in full force and effect and has not been modified except as set forth in this Sublease; (ii) Sublessor is the holder of the entire interest of the Tenant under the Master Lease; (iii) the copy of the Master Lease attached hereto as Exhibit A is true, accurate and complete and has not been modified, amended or terminated; (iv) the term of the Master Lease has commenced and expires after January 31, 2011; (v) Sublessor as Tenant is not in default under the Master Lease and Sublessor's monetary obligations as Tenant under the Master Lease have been paid to the date hereof; and (vi) Landlord is not in default under the Master Lease, nor has Landlord done or failed to do anything which with notice, the passage of time, or both, could ripen into a default.

     21. PARKING. During the Term, at Sublessee's sole cost and expense, Sublessee shall have the exclusive right to use two (2) parking spaces located in the Washington Square Garage adjacent to the Building.

     22. LANDLORD CONSENT. The effectiveness of this Sublease is conditioned upon the consent of Landlord

     23. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor a letter of credit issued by a banking institution of sufficient financial standing (as Sublessor shall reasonably determine) having an office in Newton or Boston, Massachusetts, or Kansas City, Missouri, against which such letter of credit may be drawn in the amount of Two Hundred Forty Thousand Dollars ($240,000.00) (such amount, as the same may be reduced in accordance with the provisions hereof, the "SECURITY DEPOSIT"). The letter of credit shall be unconditional, irrevocable and in favor of Sublessor, its successors or assigns, and shall provide that it may be drawn upon "at sight" upon presentation by Sublessor to the issuer of only a statement certified by Sublessor to the effect that a default by Sublessee has occurred under its Sublease with Sublessor and that Sublessee has failed to cure such default within the applicable period, if any, of notice and grace, or that Sublessor is otherwise entitled to draw thereunder pursuant to the terms and conditions of this Sublease. The letter of credit shall provide that it shall remain in force for a period beginning on the Commencement Date and ending January 31, 2011, or for a lesser period provided any letter of credit expiring prior to January 31, 2011 shall be replaced not later than sixty
(60) days prior to its expiration by a letter of credit on all of the terms otherwise required hereunder and the failure to timely replace such letter of credit shall be a default with respect to which Sublessor shall have the right to draw the full amount of the letter of credit and retain the same as a cash security deposit. Provided that Sublessee is not in default hereunder beyond applicable notice and cure periods, and provided that Sublessee has provided Sublessor with audited financial statements prepared in accordance with accounting principals generally accepted in the United States of America which provide evidence that the Sublessee has positive net income for the most recent fiscal year, then during each 12 month period in the Term and within thirty (30) days of providing such audited financial statements, the amount of the letter of credit shall reduce by twenty percent (20%) from the preceding year. The Security Deposit shall serve as security for the prompt, full and faithful performance by Sublessee of the terms and provisions of this Sublease. In the event that Sublessee is in default hereunder and fails to cure within any applicable time period under this Sublease, or in the event that Sublessee owes any amounts to Sublessor upon the expiration of this Sublease, Sublessor may use or apply the whole or any part of the Security Deposit for the payment of Sublessee's obligations hereunder. The use or application of the Security Deposit or any portion thereof shall not prevent Sublessor from exercising any other right or remedy provided hereunder or under any law and shall not be construed as liquidated damages. In the event the Security Deposit is reduced by such use or application, Sublessee shall deposit with Sublessor within ten (10) days after written notice a new letter of credit (supplementing the existing partially drawn letter of credit which Sublessor shall retain if Sublessor drew less than the full amount drawable thereunder) in the amount drawn by Sublessor under the existing letter of credit and otherwise complying with all terms and conditions of the letter of credit hereunder. Any remaining portion of the letter of credit (as reduced by any amount drawn thereon pursuant hereto) shall be returned to Sublessee within thirty (30) days after Sublessee has vacated the Premises and complied with all the terms of this Sublease.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the day and year first written above.

                                SUBLESSOR

                                TMNG Strategy, Inc. f/k/a CSMG Acquisition Sub, Inc., a Delaware corporation


                                By:
                                   ------------------------------------
                                Name:    Donald E. Klumb
Date:                           Title:   Chief Financial Officer
     ---------------------
                                SUBLESSEE

                                Best Doctors, Inc.


                                By:
                                   ------------------------------------
                                Name:
Date:                           Title:
     ---------------------

                               CONSENT OF LANDLORD


     The undersigned, the Landlord of the Master Lease, hereby consents to this Sublease.


                                            BRE/One Boston, L.L.C.


                                            By:
                                               --------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------


Date:
     ---------------------

                                    EXHIBIT A

                              COPY OF MASTER LEASE

                                    EXHIBIT B

                                    PREMISES